Exhibit 99.1

Paltalk Holdings, Inc. Awarded $65.7 Million Jury Verdict Against Cisco Systems Inc.

Jericho, NY – August 30, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced that a jury in the District Court for the Western District of Texas (the “Court”) has awarded the Company $65.7 million in a verdict against Cisco Systems, Inc. (“Cisco”) for infringing U.S. Patent No. 6,683,858.

As previously disclosed, on July 23, 2021, Paltalk Holdings, Inc., a wholly owned subsidiary of the Company, filed a patent infringement lawsuit (the “Lawsuit”) against Cisco in the U.S. District Court for the Western District of Texas, pursuant to which the Company alleged that certain of Cisco’s products infringed U.S. Patent No. 6,683,858, and that the Company was entitled to damages.

On August 29, 2024, the jury awarded the Company $65.7 million (the “Award”) in a jury verdict in connection with the Lawsuit, which remains subject to post-trial proceedings (including any potential appellate proceedings by Cisco) and the entry of a final judgment by the Court. The exact amount of the Award proceeds to be received by the Company will be determined based on a number of factors and will reflect the deduction of significant litigation-related expenses, including legal fees. Consequently, the Company estimates that it would receive no more than one third of the gross proceeds in connection with the Award, subject to post-trial proceedings (including any potential appellate proceedings by Cisco) and the entry of a final judgment by the Court. Susman Godfrey LLP and Waco-based Cherry Johnson Siegmund James served as legal counsel to Paltalk in connection with the Lawsuit.

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this press release may include, but are not limited to, statements relating to the anticipated net proceeds to be received by the Company in connection with the Lawsuit. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including but not limited to the timing of and final outcome of the Lawsuit, including any potential appeals, the ultimate payment of litigation-related expenses in connection with the Lawsuit and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878